EXHIBIT 99.1

Contacts:

Cubist Pharmaceuticals, Inc.	Fleishman-Hillard, Inc.
Eileen C. McIntyre	Jonathan R. Potter
Senior Director, Corporate Communications	(212) 453-2406
(781) 860-8533	potterj@fleishman.com
eileen.mcintyre@cubist.com

CUBIST PHARMACEUTICALS REPORTS GAAP DILUTED NET INCOME

 OF $0.16 PER SHARE IN FOURTH QUARTER 2007 AND GAAP DILUTED NET
INCOME

OF $0.85 PER SHARE FOR FULL YEAR 2007

2007 NON-GAAP DILUTED NET INCOME OF $1.20 PER SHARE

Earnings Conference Call & Webcast Today (With Slides) at 5:00 p.m. ET

Lexington, MA, January 23, 2008 — Cubist Pharmaceuticals, Inc. (NASDAQ: CBST) today reported results for the fourth quarter and year ended December 31, 2007.  Total net revenues for the fourth quarter of 2007 increased 52% year over year from $56.5 million in the fourth quarter of 2006 to $85.6 million in the fourth quarter of 2007. This increase was attributable primarily to net sales of CUBICIN® (daptomycin for injection) which increased 51% year over year from $56.4 million in the fourth quarter of 2006 to $85.1 million in the fourth quarter of 2007.

For the year ended December 31, 2007, total net revenues increased 51% year over year from $194.7 million for the year ended December 31, 2006 to $294.6 million for the year ended December 31, 2007.  This increase in revenues was primarily attributable to net sales of CUBICIN, which increased 53% year over year from $190.3 million for the year ended December 31, 2006 to $290.4 million for the year ended December 31, 2007.

Net income for the fourth quarter ended December 31, 2007 on a GAAP basis was $9.2 million, or $0.16 per basic and diluted share, as compared to $5.4 million, or $0.10 and $0.09 per basic and diluted share, respectively, for the fourth quarter ended December 31, 2006.  Fourth quarter 2007 GAAP net income includes $2.6 million, or $0.05 per basic and diluted share, of stock-based compensation expenses as a result of our adoption on January 1, 2006 of Financial Accounting Standards No. 123(R) (“FAS 123(R)”). Fourth quarter 2007 GAAP net income also includes a one-time in-process research and development (IPR&D) charge of $14.0 million, or $0.25 and $0.24 per basic and diluted share, respectively, related to the acquisition of Illumigen Biosciences, Inc.

Net income for the year ended December 31, 2007 was $49.3 million, or $0.89 and $0.85 per basic and diluted share, respectively, as compared to a net loss of $0.4 million, or $0.01 per basic and diluted share for the year ended December 31, 2006. GAAP net income includes $10.5 million, or $0.19 and $0.15 per basic and diluted share, respectively, of stock-based compensation expenses as a result of our adoption of FAS 123(R). GAAP net income also includes a one-time IPR&D charge of $14.0 million, or $0.25 and $0.20 per basic and diluted share, respectively, related to the acquisition of Illumigen.

Non-GAAP net income for the fourth quarter ended December 31, 2007, excluding the charges mentioned above was $25.8 million, or $0.46 and $0.41 per basic and diluted share, respectively.  Non-GAAP net income for the year ended December 31, 2007 was $73.8 million, or $1.33 and $1.20 per basic and diluted share, respectively.

As of December 31, 2007, Cubist had $398.3 million in cash, cash equivalents and investments. The total number of common shares outstanding as of December 31, 2007 was 56,142,105.

Use of Non-GAAP Financial Measures

Cubist uses non-GAAP net income (loss) and non-GAAP net income (loss) per share data to improve its analysis of operational results and trends. Cubist’s management also uses these non-GAAP figures to make financial and operational decisions as these numbers exclude non-operational activities. These measures should not be considered an alternative to measurements required by GAAP, such as net income (loss) and net income (loss) per share, and should not be considered measures of our liquidity.  A reconciliation between non-GAAP financial measures and GAAP financial measures are included in the tables accompanying this press release after the unaudited condensed consolidated financial statements.

******************CONFERENCE CALL & WEBCAST INFORMATION******************

Cubist will host a conference call and live audio webcast to discuss its fourth quarter and full year 2007 financial results, business activities and financial outlook.

WHEN:  Wednesday, January 23, 2008 at 5:00 p.m. ET

LIVE DOMESTIC & CANADA CALL-IN: 877-407-0778

LIVE INTERNATIONAL CALL-IN:  201-689-8565

24-HOUR REPLAY DOMESTIC & CANADA:  877-660-6853

24-HOUR REPLAY INTERNATIONAL:  201-612-7415

REPLAY PASSCODES (BOTH REQUIRED FOR PLAYBACK):
ACCOUNT #: 286 , CONFERENCE ID #: 260424

CALL WILL ALSO BE BROADCAST LIVE, LISTEN ONLY, VIA THE WEB AT:
www.cubist.com

Replay will be available for 30 days via the Internet

*********************************************************************************

About Cubist

Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development, and commercialization of pharmaceutical products that address unmet medical needs in the acute care environment.  In the U.S., Cubist markets CUBICIN® (daptomycin for injection), the first antibiotic in a new class of anti-infectives called lipopeptides.  The Cubist product pipeline includes pre-clinical programs that address unmet medical need in Gram-positive infections, Gram-negative infections, CDAD (Clostridium difficile-associated diarrhea), and HCV (Hepatitis C infections.)  Cubist is headquartered in Lexington, MA.  Additional information can be found at Cubist’s web site at www.cubist.com.

Cubist Safe Harbor Statement

Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and such statements are subject to a variety of risks and uncertainties.  There are a number of important factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements made by Cubist.  These factors include, but are not limited to: (i) the level of acceptance of CUBICIN by physicians, patients, third-party payors and the medical community; (ii) any changes in the current or anticipated market demand or medical need for CUBICIN; (iii) any unexpected adverse events related to CUBICIN, particularly as CUBICIN is used in the treatment of a growing number of patients around the world; (iv)  competition in the markets in which we and our partners market CUBICIN, including marketing approvals for new products that will be competitive with CUBICIN; (v)  whether the U.S. Food and Drug Administration, or FDA, accepts proposed clinical trial protocols that may be achieved in a timely manner for additional studies of CUBICIN or any other drug candidate we seek to enter into clinical trials; (vi)  whether we will receive, and the potential timing of, regulatory approvals or clearances to market CUBICIN in countries where it is not yet approved; (vii) legislative and policy changes in the United States and other jurisdictions where our products are sold that may affect the ease of getting a new product or a new indication approved; (viii)   changes in government reimbursement for our or our competitors’ products; (ix) whether or not third parties may seek to market generic versions of our products by filing Abbreviated New Drug Applications, or ANDAs, with the FDA, and the results of any litigation that we file to defend and/or assert our patents against such generic companies; (x) our ability to conduct successful clinical trials in a timely manner; (xi) the effect that the results of ongoing or future clinical trials of CUBICIN may have on its acceptance in the medical community; (xii)  the ability of our third party manufacturers, including our single source provider of active pharmaceutical ingredient, or API, to manufacture sufficient quantities of CUBICIN in accordance with Good Manufacturing Practices and other requirements of the regulatory approvals for CUBICIN and at an acceptable cost; (xiii) our dependence upon collaborations with our partners and our partners’ ability to execute on development, regulatory and sales expectations in their territories; (xiv) our ability to finance our operations; (xv) the effectiveness of our sales force and our sales force’s ability to access targeted physicians; (xvi) potential costs resulting from product liability or other third party claims; (xvii) our ability to protect our proprietary technologies; (xviii)  our ability to integrate successfully the operations of Illumigen Biosciences, Inc., which we recently acquired,  or any other  business that we may acquire and the potential impact of the acquisition of Illumigen or any other future acquisition on our financial results; (xix) our ability to discover, acquire or in-license drug candidates and develop and achieve commercial success for drug candidates; and (xx) a variety of risks common to our industry, including ongoing regulatory review, public and investment community perception of the industry, legislative or regulatory changes, and our ability to attract and retain talented employees.

Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in Cubist’s recent filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

Cubist and CUBICIN are registered trademarks of Cubist Pharmaceuticals, Inc.

###

Tables to follow

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

(in thousands)

	December 31,	December 31,
	2007	2006
ASSETS
Cash, cash equivalents and investments	$398,301	$309,169
Accounts receivable, net	29,075	21,070
Inventory	18,733	18,111
Property and equipment, net	50,150	49,584
Other assets	38,256	41,101

Total assets	$534,515	$439,035

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$64,108	$34,640
Deferred revenue	17,816	11,800
Debt, capital lease obligations and other long-term liabilities	352,698	352,005
Total liabilities	434,622	398,445

Total stockholders’ equity	99,893	40,590

Total liabilities and stockholders’ equity	$534,515	$439,035

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED

(in thousands, except share and per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2007	2006	2007		2006
Revenues:
U.S. product revenues, net	$83,875	$56,227	$285,059		$189,512
International product revenues	1,245	153	5,347		808
Other revenues	461	100	4,214		4,428
Total revenues, net	$85,581	$56,480	$294,620		$194,748

Costs and expenses:
Cost of product revenues	19,135	14,139	68,860		48,803
Research and development	33,079	15,628	83,984		57,405
Sales and marketing	18,653	15,654	67,662		56,879
General and administrative	7,493	7,162	31,485		26,745
Total costs and expenses	78,360	52,583	251,991		189,832

Operating income	7,221	3,897	42,629		4,916

Other income (expense), net	2,520	1,496	8,589		(5,292)

Income (loss) before income taxes	9,741	5,393	51,218		(376)

Provision for income taxes	517	—	1,880		—

Net income (loss)	$9,224	$5,393	$49,338		$(376)

Basic net income (loss) per common share	$0.16	$0.10	$0.89		$(0.01)
Diluted net income (loss) per common share	$0.16	$0.09	$0.85	(a)	$(0.01)

Shares used in calculating:
Basic net income (loss) per share	56,070,144	54,869,917	55,591,775		54,490,376
Diluted net income (loss) per share	57,758,867	57,075,838	68,822,996		54,490,376

(a) Includes add back of interest expense and debt issuance costs related to 2.25% notes to income, net of tax effect

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - NON-GAAP

UNAUDITED

(in thousands, except share and per share data)

	Three months ended			Twelve months ended
	December 31,			December 31,
	2007		2006	2007		2006

GAAP net income (loss)	$9,224		$5,393	$49,338		$(376)

Stock-based compensation expense under SFAS 123(R)	2,643		2,589	10,539		10,623

IPR&D - Illumigen	13,957		—	13,957		—

Debt prepayment penalty and write off of deferred issuance costs	—		—	—		5,662

Non-GAAP proforma net income	$25,824		$7,982	$73,834		$15,909

Non-GAAP basic net income per common share	$0.46		$0.15	$1.33		$0.29
Non-GAAP diluted net income per common share	$0.41	(a)	$0.14	$1.20	(a)	$0.28

Shares used in calculating:

Non-GAAP basic net income per common share	56,070,144		54,869,917	55,591,775		54,490,376

Non-GAAP diluted net income per common share	69,133,202		57,075,838	68,822,996		56,940,553

(a) Includes add back of interest expense and debt issuance costs related to 2.25% notes to income, net of tax effect